Investors:
Carl E. Kraus 610-825-7100

Media:
For immediate release August 5, 2004	Mitchell Brown 610-818-6563

KRAMONT REALTY TRUST REPORTS 35% INCREASE
IN FFO PER SHARE FOR SECOND QUARTER 2004

Plymouth Meeting, Penn. August 5, 2004—Kramont Realty Trust (NYSE:KRT) today reported operating results for the second quarter and first six months ended June 30, 2004.

Highlights

Second Quarter and First Six Months Results

	Three months		Six months
	ended		Ended
	June 30		June 30
	Unaudited		Unaudited
(in thousands except for per share information)	2004	2003[1]	2004	2003[1]
Summary of income (loss) to common shareholders
Income from continuing operations	$7,511	$3,906	$14,238	$7,876
Income from discontinued operations	—	740	17	2,275

Net income	7,511	4,646	14,255	10,151
Preferred share distributions	(2,165)	(1,703)	(4,535)	(3,405)
Charge for redemption of preferred shares	—	—	(17,691)	—

Income (loss) to common shareholders	$5,346	$2,943	($7,971)[2]	$6,746

Income (loss) per share, basic & diluted	$0.22	$0.12	($0.33)	$0.29

Reconciliation of net income to funds from operations
Income (loss) to common shareholders	$5,346	$2,943	($7,971)[2]	$6,746
Add: Depreciation and amortization of real estate assets[3]	4,759	4,314	9,374	8,534
Plus: Loss from sale of income-producing real estate[4]	—	—	3	—

Funds from operations (FFO)	$10,105	$7,257	$1,406	$15,280

FFO per share, basic and diluted	$0.42	$0.31	$0.06	$0.65
Weighted average commons shares outstanding, basic	24,097	23,740	24,083	23,548
Weighted average common shares outstanding, diluted	24,156	23,777	24,142	23,585

Kramont Realty Trust Announces
     Second Quarter Results
August 5, 2004

Financial Activity

•	As noted in the financial highlights above, FFO increased $0.11 per share for the second quarter 2004 vs. the same period in 2003. The $0.11 improvement is comprised of the following:

°	$0.06 per share increase in operating results from acquisitions and growth in the core portfolio

°	$0.05 per share from lease termination fees and a one-time gain from the sale of a mortgage note receivable net of related debt prepayment penalties. In 2003, FFO included $0.03 per share of gains from land sales.

•	For the six months ended June 30, 2004, net income increased to $14.3 million from $10.2 million in 2003. However, due largely to two-non-recurring items related to the redemption of the Trust’s 9.5% Series D Preferred Shares, loss to common shareholders was $8.0 million in 2004 compared to income of $6.7 million in 2003. As previously reported, this loss to common shareholders is due to two factors:

°	The Company was required to record a non-recurring charge of $17.7 million in connection with the redemption of the Series D Preferred Shares.

°	The Company was obligated to pay additional distributions for a required 30-day notice period on the Series D Shares being redeemed and the new 8.25% Series E Preferred Shares, resulting in $306,000 of additional distributions.

If the above-described non-recurring charges were not applicable for the six months ended June 30, 2004, income to common shareholders and FFO would have been $8.9 million or $0.37 per share, and $18.2 million or $0.76 per share, respectively.

Second Quarter Portfolio Activity

Second Quarter Leasing Activity

			Average	Increase
			Base	in Base
	Leases	Sq. Ft.	Rent	Rent
Executed in previously leased space	19	59,446	$13.54	6.7%

Renewals	25	96,705	$10.21	8.0%

Total – New & Renewals	44	156,151	$11.48	7.4%

New Space	2	6,998	$10.94

Kramont Realty Trust Announces
     Second Quarter Results
August 5, 2004

First Six Months Leasing Activity

			Average	Increase
			Base	in Base
	Leases	Sq. Ft.	Rent	Rent
Executed in previously leased space	36	124,069	$14.03	6.0%

Renewals	55	265,754	$9.74	7.8%

Total – New & Renewals	91	389,823	$11.10	7.1%

New Space	5	33,207	$11.95

Occupancy

	June 30, 2004	March 31, 2004	June 30, 2003
Overall Portfolio	88%	89%	87%

Excluding Properties in Redevelopment	92%	93%	93%

As announced on July 27, PETsMART has signed a lease for a 25,000 square foot store at Village Oaks Shopping Center in Pensacola, Fla. The store is expected to open this fall.

Management Comments

“We are thrilled with this quarter’s financial results,” stated Louis P. Meshon, Sr., president and chief executive officer of Kramont. “Our ability to achieve significant improvements in key measures, including a 35% increase in FFO per share, is a testament to our management team’s ability to add value within the portfolio and capitalize on financial opportunities.”

About Kramont

Kramont Realty Trust is a self-administered, self-managed equity real estate investment trust specializing in neighborhood and community shopping center acquisitions, leasing, development, redevelopment and management. The Company owns, operates, manages and has under development 91 properties encompassing nearly 12.2 million square feet in 16 states. Nearly 80 percent of Kramont’s centers are grocery, drug or value retail anchored. For more information, please visit www.kramont.com.

Notes

(1)	Certain 2003 income statement amounts have been reclassified to reflect the inclusion of properties sold during 2003 and 2004.

(2)	In connection with the redemption of the 9.5% Series D Cumulative Redeemable Preferred Shares on January 30, 2004, the Company’s first quarter 2004 results reflect a non-recurring reduction in income to common shareholders of $17.7 million or $0.69 per common share (net

Kramont Realty Trust Announces
     Second Quarter Results
August 5, 2004

of minority interest). This reduction was recorded in accordance with the July 31, 2003 Securities and Exchange Commission interpretation of FASB-EITF Abstract Topic D-42 (“The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock”). Under this interpretation, the difference between the carrying amount of the shares ($14.4375 per share) and the redemption price ($25.00 per share) must be recorded as a reduction to Income to Common Shareholders and, therefore, impacts Earnings per Share and Funds from Operations per Share.

(3)	Net of minority interests of $329 and $303, respectively, for the three months ended June 30, 2004 and June 30, 2003, and $648 and $617, respectively, for the six months ended June 30, 2004 and June 30, 2003.

(4)	Depreciation related to unconsolidated affiliates of $118 and $56, respectively, for the three months ended June 30, 2004 and June 30, 2003, and $236 and $99, respectively, for the six months ended June 30, 2004 and June 30, 2003.

(5)	Net of amounts attributable to minority interests $(1) for the six months ended June 30, 2004.

The Company presents Funds from Operations (FFO), a non-GAAP financial measure, because it considers it an important supplemental measure of our operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of Real Estate Investment Trusts (REITs), many of which present FFO when reporting their results. FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, consists of net income available to common shareholders (computed in accordance with generally accepted accounting principles in the United States, or GAAP) before depreciation and amortization of real estate assets, extraordinary items and gains and losses on sales of income producing real estate assets. FFO excludes GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have increased or decreased with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities and interest costs, providing a perspective not immediately apparent from net income. The Company uses FFO to provide this additional information and perspective. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and should not be considered as an alternative to either net income as a measure of the Company’s operating performance or to cash flows from operating activities as an indicator of liquidity or cash available to fund all cash flow needs. Recognizing these limitations in the use of FFO as a financial measure, the Company considers FFO as only one in a group of measures, which, together, provide information about the Company’s operations. Since all companies do not calculate FFO in a similar fashion, the Company’s calculation, presented above, may not be comparable to similarly titled measures reported by other companies.

Safe Harbor Statement

Certain statements contained in this press release that are not statements of historical results are forward-looking statements. These include statements of forecasts, expectations, estimates, beliefs, intentions, projections and similar expressions. Forward-looking statements are based on assumptions and expectations of future events which may not prove to be accurate and which could be affected by the risks and uncertainties involved in the Company’s business, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Readers of this press release are cautioned that any such statements are not guarantees of future performance and that actual results may differ materially from those projected and implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, the burden of the Company’s substantial debt obligations; the risk that the Company may not be able to refinance its debt obligations on reasonable terms, if at all; the highly competitive nature of the real estate leasing market; adverse changes in the real estate markets including, among other things, competition with other companies; general economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of prospective tenants and

Kramont Realty Trust Announces
     Second Quarter Results
August 5, 2004

lease rents; financial condition and bankruptcy of tenants, including termination of leases by bankrupt tenants; the availability and terms of debt and equity financing; risks of real estate acquisition, expansion and renovation; construction and lease-up delays; the level and volatility of interest rates; governmental actions and initiatives; environmental/safety requirements; as well as certain other risks and uncertainties described in the Company’s Form 10-K. This press release speaks as of the date it is first issued and the Company disclaims any obligation to publicly update or revise any forward-looking statement in this press release which may thereafter appear to be inaccurate for any reason. Subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by cautionary statements in this paragraph and elsewhere described in the Company’s Form 10-K and in other reports we file with Securities and Exchange Commission.

# # #

Kramont Realty Trust
Financial Highlights
(in thousands, except for per share data)
(unaudited)

	Three months ended		Six months ended
	June 30		June 30

	2004	2003(a)	2004	2003(a)
Revenues:
Rent	$28,089	$25,979	$57,165	$52,965
Other property income	960	—	960	—

Total revenues	29,049	25,979	58,125	52,965

Expenses:
Operating expenses	8,329	7,633	18,060	16,895
Depreciation and amortization	5,029	4,541	9,870	8,928
General and administrative	2,578	2,376	5,031	4,574

	15,936	14,550	32,961	30,397

Operating income	13,113	11,429	25,164	22,568
Management and leasing fees	127	—	301	—
Interest income	965	1,087	1,998	2,213
Other income	2,198	0	2,198	0
Equity in income of unconsolidated affiliates	266	126	549	275
Interest expense	(8,789)	(8,575)	(16,513)	(16,855)
Minority interests in income of OP	(369)	(161)	541	(325)

Income from continuing operations	7,511	3,906	14,238	7,876

Results from discontinued operations:
Income from operations of properties sold or held for sale	—	147	22	111
Gain (loss) on sale of properties	—	646	(4)	2,329
Minority interests in discontinued operations	—	(53)	(1)	(165)

Income from discontinued operations	—	740	17	2,275

Net income	7,511	4,646	14,255	10,151
Preferred share distributions	(2,165)	(1,703)	(4,535)	(3,405)
Charge for redemption of preferred shares	—	—	(17,691)	—

Income (loss) to common shareholders	$5,346	$2,943	($7,971)	$6,746

Per common share:
Income (loss) from continuing operations:
Basic	$0.22	$0.09	($0.33)	$0.19

Diluted	$0.22	$0.09	($0.33)	$0.19

Net income (loss):
Basic	$0.22	$0.12	($0.33)	$0.29

Diluted	$0.22	$0.12	($0.33)	$0.29

Dividends declared	$0.325	$0.325	$0.65	$0.65

Average number of common shares-basic	24,097	23,740	24,083	23,548
Average number of common shares-diluted	24,156	23,777	24,142	23,585

(a) Certain 2003 income statement amounts have been reclassifed to reflect the inclusion of properties sold during 2003 and 2004.

Kramont Realty Trust
Financial Highlights
(in thousands, except for per share data)
(unaudited)

	Three months ended		Six months ended
	June 30		June 30

	2004	2003	2004		2003
Funds from operations:
Income (loss) to common shareholders	$5,346	$2,943	($7,971	)(b)	$6,746
Add: Depreciation and amortization of real estate assets (c)	4,759	4,314	9,374		8,534
Plus: Loss from sale of income- producing real estate (c)	—	—	3		—

Funds from operations	$10,105	$7,257	$1,406		$15,280

Funds from operations per Common Share:
Basic	$0.42	$0.31	$0.06		$0.65

Diluted	$0.42	$0.31	$0.06		$0.65

(b)	Includes a reduction in income to common shareholders of $16.6 million (net of minority interest) or $.69 per share in connection with the redemption of the outstanding 9.5% Series D preferred shares.

(c)	Net of amounts attributable to minority interests.

Kramont Realty Trust
Financial Highlights
(in thousands, except for per share data)

	(unaudited)
	June 30,	December 31,
	2004	2003
Balance Sheet:
Real estate assets, net	$747,852	$724,668
Properties held for sale	$0	$6,271
Cash and equivalents	$6,521	$9,196
Total assets	$812,230	$810,711
Mortgages and notes payable	$488,135	$451,071
Beneficiaries’ equity	$277,993	$313,847
Leased percentage of portfolio	88.46%	88.87%
Leased percentage of stabilized portfolio	92.25%	92.67%
Shopping centers owned	81	81
Office buildings owned	2	2
Shopping Centers Managed	8	8

	91	91
Square feet of gross leasable area owned and managed	12,191	12,071

	Weighted	June 30,	Weighted	December 31,
	Average	2004	Average	2003
Mortgages and notes payable summary:	Rate	Balance	Rate	Balance
Floating rate	3.16%	$53,100	3.11%	$6,400
Fixed rate	6.52%	435,000	6.75%	444,700

	6.15%	$488,100	6.71%	$451,100

Maturities:

2004	$4,600
2005	65,700
2006	31,000
2007	12,100
2008	90,300
After	284,400

$488,100